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EXHIBIT 21.01

SUBSIDIARIES OF REGISTRANT

Adaptec Mfg. (S) Pte. Ltd.
No. 2 Chai Chee Drive
Singapore 469044
(011-65) 245-7300

Adaptec GmbH
Richard-Reitzner-Allee 8
D-85540 Haar
Germany
(011-49) 89-456-4060

Adaptec Europe SA
Dreve Richelle 161, BP8
Building M
Waterloo Office Park
B-1410 Waterloo
Belgium
(011-32) 2-352-3411

Adaptec Japan Ltd.
Harmony Tower, 3F
1-32-2, Honcho
Nakano-ku, Tokyo 164-8721
Japan
(011-81) 3-5365-6700

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SUBSIDIARIES OF REGISTRANT